EXHIBIT 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined balance sheet and statements of operations are presented to give effect to the acquisition of Grapefruit Boulevard Investments, Inc. (“Grapefruit”) by Imaging3, Inc. (“IGNG”). The unaudited pro forma combined financial information was prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (with IGNG being the legal acquirer and Grapefruit being the accounting acquirer) and uses the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and was based on the historical financial statements of Grapefruit and IGNG.

Under ASC Topic 805, all the assets acquired, and liabilities assumed in a business combination are recognized at their assumed acquisition-date fair value, while acquisition-related costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The pro forma information was prepared based on the historical financial statements and related notes of Grapefruit and IGNG, as adjusted for the pro forma impact of applying the acquisition method of accounting in accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). The pro forma adjustments are based upon available information and assumptions that IGNG believes are reasonable. The allocation of the purchase price of the Grapefruit acquisition reflected in these unaudited pro forma combined financial statements has been based upon preliminary estimates of the fair value of assets acquired and liabilities assumed. The pro forma adjustments are therefore preliminary and have been prepared to illustrate the estimated effect of the acquisition.

The unaudited pro forma combined balance sheet has been prepared to reflect the transaction as if the transaction had occurred on June 30, 2019. The unaudited pro forma combined statements of operations combine the results of operations of Grapefruit and IGNG for the fiscal year ended December 31, 2018 and for the six months ended June 30, 2019, respectively, as if the transaction had occurred on January 1, 2018.

The unaudited pro forma combined financial statements were prepared using the acquisition method of accounting with IGNG treated as the legal acquiring entity and GBI as the accounting acquiring entity. Accordingly, the aggregate value of the consideration paid by GBI to complete the acquisition was allocated to the assets acquired and liabilities assumed from IGNG based upon their estimated fair values on the closing date of the acquisition. GBI has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed from IGNG and the related allocations of purchase price, nor has GBI identified all adjustments necessary to conform IGNG’s accounting policies to Grapefruit’s accounting policies. Additionally, a final determination of the fair value of assets acquired and liabilities assumed from IGNG will be based on the actual net tangible and intangible assets and liabilities of IGNG that existed as of the closing date. Accordingly, the pro forma purchase price adjustments presented herein are preliminary, and may not reflect any final purchase price adjustments made. GBI estimated the fair value of IGNG’s assets and liabilities based on discussions with IGNG’s management and its own due diligence. As the final valuations are being performed, increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments, which may result in material differences from the information presented herein.

The unaudited pro forma combined financial statements are presented for illustrative purposes only and do not purport to indicate the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the transactions been consummated on the dates or for the periods presented. The unaudited pro forma combined financial statements should be read in conjunction with the audited December 31, 2018 financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K filed on April 16, 2019, the unaudited June 30, 2019 financial statements contained in the Company’s Quarterly Report on Form 10-Q filed on August 16, 2019, and the audited financial statements of Grapefruit for the year ended April 30, 2019 filed with this Current Report on Form 8-K. The activity of the two additional months of May and June 2019 needed to complete the balance sheet and statement of operations for GBI were internally generated.

IMAGING3, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEETS

AT JUNE 30, 2019

	Historical		Pro Forma Adjustments						Pro Forma
	Grapefruit	Imaging3	Capital Structure		Preliminary Purchase Accounting		Other		Combined
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$48,491	$47,539	$-		$-		$-		$96,030
Other current assets	90,318	264,050	-		-		(264,050)	G	90,318
Total current assets	138,809	311,589	-		-		(264,050)		186,348
NON-CURRENT ASSETS:
Fixed assets	1,756,832	-	-		-		-		1,756,832
Prepaid financing costs	-	1,097,336	-		-		-		1,097,336
Goodwill	-	-	-		10,374,266	E	-		10,374,266
Total non-current assets:	1,756,832	1,097,336	-		10,374,266		-		13,228,434

TOTAL ASSETS	$1,895,641	$1,408,925	$-		$10,374,266		$(264,050)		$13,414,782

LIABILITIES AND (DEFICIT) EQUITY

CURRENT LIABILITIES

Accounts payable and accrued expenses	$521,174	$586,433	$-		$-		$(264,050)	G	$843,557
Capital lease	14,374	-	-		-		-		14,374
Accrued interest	167,194	174,684	-		-		-		341,878
Subscription payable	-	1,860,679	-		-		-		1,860,679
Administrative claims payable	-	1,113,708	-		-		(1,113,708)	F	-
Related party payable	281,626	-	-		-		-		281,626
Notes payable - current	250,000		-		-		-		250,000
Convertible notes payable, net of discount	-	619,918	-		-		-		619,918
Derivative liability	-	591,309	-		-		-		591,309
Total current liabilities	1,234,368	4,946,731	-		-		(1,377,758)		4,803,341

NON-CURRENT LIABILITIES
Capital lease	90,310	-	-		-		-		90,310
Notes payable	861,300	25,000	-		-		204,000	F	1,090,300
Total non-current liabilities	951,610	25,000	-		-		204,000		1,180,610

TOTAL LIABILITIES	2,185,978	4,971,731	-		-		(1,173,758)		5,983,951

(DEFICIT) EQUITY
Common stock	22,340	-	(22,340)	A	85,143	C	-		471,459
			362,979	A
			23,337	B
Additional paid in capital	3,062,660	19,901,130	(3,062,660)	A	6,726,317	C	677,417	F	11,969,398
			2,722,021	A	(19,901,130)	D
			1,843,643	B
Accumulated (deficit) equity	(3,390,422)	(23,463,936)	(1,866,980)	B	23,463,936	D	232,291	F	(5,025,111)
Total Grapefruit (deficit) equity	(305,422)	(3,562,806)	-		10,374,266		909,708		7,415,746
Noncontrolling interest	15,085	-	-		-		-		15,085
Total (deficit) equity	(290,337)	(3,562,806)	-		10,374,266		909,708		7,430,831
Total liabilities and (deficit) equity	$1,895,641	$1,408,925	$-		$10,374,266		$(264,050)		$13,414,782

See accompanying notes to the Unaudited Pro Forma Combined Financial Statements.

IMAGING3, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

	Grapefruit	Imaging3	Adjustments		Pro Forma
Net revenues	$181,502	$-	$-		$181,502

Cost of goods sold	263,422	-	-		263,422
Gross profit (loss)	(81,920)	-	-		(81,920)

Operating expenses:
General and administrative expenses	197,715	6,321,546	1,866,980	B	8,386,241
Total operating expenses	197,715	6,321,546	1,866,980		8,386,241

Loss from operations	(279,635)	(6,321,546)	(1,866,980)		(8,468,161)

Other income (expense):
Interest expense	(152,730)	(679,685)	(29,298)	H	(861,713)
Change in value of derivative instruments	-	(179,639)	-		(179,639)
Gain on extinguishment of debt	-	(925,157)	-		(925,157)
Other income (expense)	-	(23,327)	-		(23,327)
Total other income (expense)	(152,730)	(1,807,808)	(29,298)		(1,989,836)

Loss before income taxes	(432,365)	(8,129,354)	(1,896,278)		(10,457,997)

Provision for income taxes	-	800	-		800

Net loss	$(432,365)	$(8,130,154)	$(1,896,278)		$(10,458,797)

Net loss per share - Basic and Diluted	$(0.01)	$(0.81)	$-		$(0.02)
Weighted average common stock outstanding - Basic and diluted	32,116,087	10,080,247	386,286,366	J	428,482,700

See accompanying notes to the Unaudited Pro Forma Combined Financial Statements.

IMAGING3, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2019

	Grapefruit	Imaging3	Adjustments		Pro Forma
Net revenues	$332,041	$-	$-		$332,041

Cost of goods sold	563,433	-	-		563,433
Gross profit (loss)	(231,392)	-	-		(231,392)

Operating expenses:
General and administrative expenses	320,503	880,550	-		1,201,053
Total operating expenses	320,503	880,550	-		1,201,053

Loss from operations	(551,895)	(880,550)	-		(1,432,445)

Other income (expense):
Interest expense	(78,343)	(366,120)	(14,649)	I	(459,112)
Change in value of derivative instruments	-	(903,397)	-		(903,397)
Gain on extinguishment of debt	-	(58,756)	-		(58,756)
Other income (expense)	(195,384)	-	-		(195,384)
Total other income (expense)	(273,727)	(1,328,273)	(14,649)		(1,616,649)

Loss before loss taxes	(825,622)	(2,208,823)	-		(3,034,445)

Provision for income taxes	-	-	-		-

Net loss	$(825,622)	$(2,208,823)	$-		$(3,034,445)

Net loss per share - Basic and Diluted	$(0.03)	$(0.04)	$-		$(0.01)
Weighted average common stock outstanding - Basic and diluted	32,116,087	51,900,759	386,286,366	J	470,303,212

See accompanying notes to the Unaudited Pro Forma Combined Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

NOTE 1 - BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma combined balance sheet has been prepared to reflect the transaction as of June 30, 2019. The unaudited pro forma combined statements combine the results of operations of Grapefruit and IGNG for the fiscal year ended December 31, 2018 as if the transaction had occurred on January 1, 2018. The unaudited pro forma combined balance sheet as of June 30, 2019 was prepared utilizing the IGNG historical balance sheet as of June 30, 2019. The unaudited pro forma combined statements of operations for the year ended December 31, 2018 was prepared utilizing the IGNG historical statement of operations for the year ended December 31, 2018. The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been achieved had Grapefruit and IGNG been a combined company during the respective periods presented. These unaudited pro forma combined financial statements should be read in conjunction with IGNG’s historical financial statements and related notes included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2019, IGNG’s historical financial statements and related notes included in its Quarterly Report on Form 10-Q for the six months ended June 30, 2019 filed with the SEC on August 14, 2019 as well as Grapefruit’s historical financial statements and related notes filed with this Current Report on Form 8-K.

Description of transaction

On July 10, 2019, Grapefruit Boulevard Investments, Inc. and Imaging3, Inc. (“IGNG”) closed the Share Exchange after the completion of all conditions subsequently contemplated by the Share Exchange Agreement among the parties thereto (the “SEA”), by which IGNG was acquired in a reverse acquisition (the “Acquisition”) by the former shareholders of Grapefruit Boulevard Investments, Inc. (“Grapefruit). Under the terms of the SEA executed on May 31, 2019 IGNG was obligated to issue to Grapefruit’s existing shareholders that number of newly issued restricted IGNG common shares such that the former Grapefruit shareholders (now new IGNG shareholders) own approximately 81% of the post-Acquisition IGNG common shares and the current IGNG shareholders retain 19% of the post-Acquisition IGNG common shares. At the time of the execution of the SEA, IGNG had eighty-five million two hundred eighteen thousand two hundred forty-nine (85,218,249) outstanding shares of common stock. Therefore, IGNG issued to Grapefruit’s shareholders three hundred sixty-two million nine hundred seventy-nine thousand one hundred fourteen (362,979,114) IGNG common shares to Grapefruit’s current shareholders on a pro rata basis with their current ownership of Grapefruit of which Bradley Yourist and Daniel J. Yourist own a combined 72.26% or two hundred fifty nine million nine hundred sixty seven thousand one hundred thirty six (259,967,136) shares.

In connection with and dependent upon the successful consummation of the above transaction, on May 31, 2019, the Company executed a Securities Purchase Agreement (the “SPA”), with Auctus Fund, LLC of Boston MA (the “Investor”) pursuant to the terms of which IGNG will sell $4,000,000 of Convertible Notes (the “Notes”) and issue $6,200,000 of callable warrants (“the Warrants”) to the Investor. Pursuant to the SPA, Auctus will purchase the $4,000,000 of Notes from IGNG in four tranches as follows: $600,000 at the SPA closing, which was funded on June 6, 2019; the second tranche of $1,400,000 on the day IGNG files its required registration statement on Form S-1 registering the IGNG shares underlying tranches 1 and 2 (the “Registration Statement”), which was funded on August 16, 2019; the third tranche will be funded the day the SEC declares the Registration Statement effective and the fourth tranche will be funded 90 Days after the Effective Date. The Notes have a two-year term and will bear interest at 10%. The notes are redeemable at any time between the date of issuance and maturity at 150% of face value. The Notes will be convertible into shares of IGNG common stock at 95% of the mathematical average of the five lowest trading prices for IGNG common stock on the OTCQB for the period from the Closing to the maturity date of the Note being converted less $0.01 for conversions at less than $0.15 and less $0.02 for conversions at more than $0.15.

As a condition of closing the transaction, IGNG was required to settle outstanding debt to certain parties of $1,399,635 and an administrative claim payable of $1,113,708. The debt was retired in May 2019 for $200,000 cash and 7,705,698 shares of common stock valued at $0.17 per share. The administrative claim payable was settled in July 2019 for $204,000 to be paid in three installments and 7,628,567 shares of common stock valued at $0.089 per share.

Purchase consideration

The purchase consideration in a reverse acquisition is determined with reference to the fair value of equity interests retained by the current owners of the legal acquirer, IGNG. Fair value based on closing price of IGNG’s common stock on July 10, 2019.

Number of IGNG shares outstanding at June 30, 2019	85,143,250
Closing price of IGNG common stock on July 10, 2019	$0.08
Estimated fair value of share consideration to be transferred	$6,811,460

Preliminary purchase consideration allocation

The following table summarizes the preliminary allocation of the estimated purchase consideration to the fair values of assets acquired and liabilities assumed of IGNG, with the difference recorded as goodwill:

Acquired Assets
Cash and cash equivalents	$311,589
Prepaid financing cost	1,097,336
Goodwill	10,374,266
Total assets acquired	$11,783,191

Assumed Liabilities
Accounts payable and accrued expenses	$(586,433)
Administrative claim payable	(1,113,708)
Notes payable	(25,000)
Accrued expenses	(174,684)
Subscription payable	(1,860,679)
Derivative liability	(591,309)
Convertible notes payable	(619,918)
Total liabilities assumed	(4,971,731)
Purchase price allocated	$6,811,460

NOTE 2 – PRO FORMA ADJUSTMENTS

Capital Structure Adjustments

A. Adjustment reflects the conversion of GBI outstanding shares as of June 30, 2019.

Common stock	$(22,340)
Additional paid in capital	(3,062,660)
Equity value of GBI	$(3,085,000)

Number GBI shares at June 30, 2019 to be exchanged	11,170,000
Pro forma exchange ratio	32.50
IGNG shares received upon exchange	362,979,114
Adjustment:
Common stock	$362,979
Additional paid in capital	2,722,021
Equity value upon conversion	$3,085,000

B. To record issuance of shares to advisor as compensation for consulting services.

Number of shares issued to advisor	23,337,251
Closing price of IGNG common stock at July 10, 2019	$0.08
Equity value of advisor shares	$1,866,980

Adjustment:
Stock compensation expense	$1,866,980
Common stock	(23,337)
Additional paid in capital	$(1,843,643)

Preliminary Purchase Price Accounting Adjustments

C. Adjustments to reflect the common stock and additional paid in capital of IGNG using closing price of IGNG’s common stock on July 10, 2019.

IGNG outstanding common shares at June 30, 2019	85,143,250
Closing price of IGNG common stock at July 10, 2019	$0.08
Est. fair value of consideration transferred	$6,811,460

Common stock ($0.001 par value)	$85,143
Additional paid in capital	6,726,317
Increase in equity	$6,811,460

D. Adjustment made to eliminate IGNG’s historical stockholders’ equity.

Additional paid in capital	$(19,901,130)
Accumulated deficit	23,463,936
Total adjustments to stockholders’ deficit	$3,562,806

E. Adjustment to reflect the preliminary excess of consideration transferred over assets acquired and liabilities assumed which has been recorded as goodwill (as of June 30, 2019) and has been determined using Imaging3 closing share price as of July 10, 2019.

Other Adjustments

F. To record the settlement of administrative claims payable in connection with the Share Exchange Agreement as described above.

G. To eliminate the intercompany accounts.

H. and I. To adjust for the effect on interest expense from the creation and settlement of debt resulting from the acquisition. The adjustment includes interest expense of $60,000 from a new $600,000 note offset by $30,703 of a reduction of interest from the retirement of approximately $1.4 million of notes. The net effect is an additional $29,298 interest for the twelve months ended December 31, 2018 and an additional $14,649 interest for the six months ended June 30, 2019.

J. To adjust for the additional shares issued and outstanding at date of acquisition to GBI shareholders as noted in A. and B.

IGNG shares received upon exchange	362,979,114
Number of shares issued to advisor	23,337,251
Total of newly issued shares	386,316,365